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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                           ---------------------------


                Date of Report (Date of earliest event reported)

                         April 2, 2001 (March 30, 2001)

                                AFFYMETRIX, INC.
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       DELAWARE                     0-28218                      77-0319159
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(State of Incorporation)    (Commission File Number)           (IRS Employer
                                                               Identification)

             3380 Central Expressway, Santa Clara, California 95051
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               (Address of principal executive offices) (Zip Code)

                                 (408) 731-5000
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               (Registrant's telephone number including area code)

                                       N/A
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          (Former name or former address, if changed since last report)


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Items 1-4.

                  Not Applicable.


Item 5.           OTHER EVENTS.

PERLEGEN SCIENCES, INC.

On September 28, 2000, Affymetrix, Inc. (the "Company") formed a wholly-owned genomics subsidiary called Perlegen Sciences, Inc. ("Perlegen"). On October 3, 2000, the Company announced Perlegen's formation and anticipated relationship with the Company. Perlegen is a Delaware corporation engaged in the business of scanning human genomes in an effort to identify variations and patterns within the human genome to aid research on genetic characteristics associated with disease and such characteristics' responsiveness to drug therapy. The Company holds 1,000 shares of Perlegen's Common Stock and 35,800,000 shares of Perlegen's Series A Preferred Stock.

On March 30, 2001, Perlegen completed a Series B Preferred Stock private placement round of equity financing to third-party outside investors (the "Series B Financing"). As a result of the Series B Financing, the Company's percentage ownership interest in Perlegen has been reduced to approximately 52.6% (without giving effect to the issuance of shares upon exercise of employee stock options). As a result of the deposit of shares in the voting trust described below, the Company will hold approximately 45% of Perlegen's voting capital stock outside the voting trust (without giving effect to the issuance of shares upon exercise of employee stock options).

VOTING TRUST AGREEMENT

Contemporaneously with the Series B Financing, the Company has deposited approximately 5.4 million shares of Perlegen Series A Preferred Stock into a voting trust, pursuant to a Voting Trust Agreement, dated March 30, 2001, by and among the Company, Perlegen, State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), and certain other holders of capital stock of Perlegen. The Voting Trust Agreement provides that the Trustee has the obligation, subject to certain conditions, to vote the Shares deposited in the voting trust in accordance with the provisions of the Voting Trust Agreement, which provides that the Trustee will usually vote the shares proportionately in accordance with the number of votes cast by all holders of shares (other than shares voted by the Company) for and against a transaction or proposal. In the event of a proposal to approve a merger of Perlegen

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and certain other extraordinary transactions, the Company may direct the voting of the shares deposited in the voting trust.

INTERCOMPANY AGREEMENTS

In connection with the transactions described above, the Company has also entered into a number of agreements with Perlegen that cover the supplying of wafers and chips by the Company to Perlegen, the cross-licensing of certain intellectual property between the companies, and the short-term provision of certain support services by the Company to Perlegen.


     SUPPLY AGREEMENT

     The Company has entered into a Supply Agreement with Perlegen, dated March 30, 2001, under which the Company and Perlegen will provide each other certain wafer products as described below:

     - The Company will manufacture and supply Perlegen with wafers using mask designs provided by Perlegen.

     - The Company has agreed not to sell whole wafers to any other parties for discovery of genetic variation, haplotypes, qualitative transcription maps, phenotype association or conserved regions research.

     -    Perlegen will commit to buy certain volumes of wafers.

     - Perlegen will provide the Company with rolling forecasts of wafer requirements.

     - As new manufacturing technology becomes available, Affymetrix will work promptly with Perlegen to adopt the new technology for wafers supplied to Perlegen.


LICENSING AGREEMENTS

The Company has entered into an Intellectual Property Transfer and License Agreement with Perlegen, dated March 30, 2001. Perlegen has entered into a second Intellectual Property Transfer and License Agreement with the Company, dated March 30, 2001. The Company has also entered into an Internal Use License Agreement with Perlegen, dated March 30, 2001. By the terms of these agreements, the Company


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and Perlegen have acquired certain rights to the intellectual property of the other party as described below.

     - The Company has assigned to Perlegen certain rights to use but not sublicense patents and patent applications that Perlegen will use in its business and Perlegen has assigned to the Company inventions made that relate to probe array manufacturing techniques or that directly relate to probe array assay techniques. The Company has also assigned certain patents to Perlegen directly relevant to Perlegen's business.

     - Perlegen has granted to the Company the exclusive right after certain periods of time to use on array assay products any pattern content that Perlegen discovers.

     - The Company has agreed that it will pay a royalty to Perlegen on any sales by the Company of chips containing haplotype pattern information discovered by Perlegen. In addition, the Company will share with Perlegen any third party royalty payments based on therapeutic discoveries or applications based on Perlegen's haplotype information.



SERVICES AGREEMENT

The Company has entered into a Services Agreement with Perlegen, dated March 30, 2001, by which the Company will provide Perlegen with certain administrative services at cost, including human resources, finance, legal, intellectual property administration, lab and office space, purchasing and supply services, MIS services and telecommunication. When Perlegen no longer requires certain services, the Services Agreement provides that it may give the Company reasonable notice to terminate its obligation to obtain such services from the Company. The Services Agreement terminates on December 31, 2001.

ASSET PURCHASE AGREEMENT

The Company has entered into an Asset Purchase Agreement with Perlegen, dated March 30, 2001, by which Perlegen purchased from the Company certain assets at the Company's current net book value, free and clear of all liens. The purchase price was approximately $1.8 million and was paid at the closing of the Series B Financing.

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All statements in this current report that are not historical are
"forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding the Company's "expectations," "beliefs," "hopes," "intentions," "strategies," or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for the Company from those projected, including, but not limited to, uncertainties relating to technological approaches, product development, manufacturing, market acceptance, personnel retention, equity dilution, uncertainties related to the ability to realize benefits from acquisitions, uncertainties related to the cost and pricing of the Company's products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Items 6-9.

     Not Applicable.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AFFYMETRIX, INC.


                                       By       /s/ Vern Norviel
                                                ----------------
                                                Name:  Vern Norviel
                                                Title: Senior Vice President
                                                       and General Counsel






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